SIXTH AMENDMENT TO LEASE

This Sixth Amendment to Lease (the “Sixth Amendment”) is made as of November 14, 2022, by and between ARE-480 ARSENAL STREET, LLC, a Delaware limited liability company (“Landlord”), and LYRA THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of August 14, 2007, as amended by that certain First Amendment to Lease dated as of July 21, 2008, as further amended by that certain Second Amendment to Lease dated September 4, 2012, as further amended by that certain letter agreement dated as of September 4, 2012, as further amended by that certain Third Amendment to Lease dated as of September 6, 2013, as further amended by that certain letter agreement dated January 15, 2014, as further amended by that certain Fourth Amendment to Lease dated as of July 28, 2015, as further amended by that certain letter agreement dated August 14, 2015, as further amended by that certain letter agreement dated as of July 19, 2017, and as further amended by that certain Fifth Amendment to Lease dated as of November 2, 2017 (as amended, the “Lease”), wherein Landlord leases to Tenant certain premises commonly known as Suites 200 and 200A containing approximately 22,343 rentable square feet (the “Premises”) in a building located at 480 Arsenal Street, Watertown, Massachusetts, as more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. The Term of the Lease is scheduled to expire on April 30, 2023.

C. Landlord and Tenant desire to amend the Lease to, among other things, extend the term of the Lease through April 30, 2024 (the “Sixth Amendment Expiration Date”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Term. The expiration date of the Term of the Lease is hereby extended through the Sixth Amendment Expiration Date. Tenant’s occupancy of the Premises through the Sixth Amendment Expiration Date shall be on an “as-is” basis and Landlord shall have no obligation to provide any tenant improvement allowance or to make any alterations to the Premises.
2.
Base Rent. Tenant shall continue to pay Base Rent as provided in the Lease through April 30, 2023. Commencing on May 1, 2023, Tenant shall pay Base Rent for the Premises equal to $93.00 per rentable square foot of the Premises per year, which shall be paid in equal monthly installments.
3.
Additional Rent. Tenant shall continue to pay Additional Rent, including, without limitation, Tenant’s Share of Operating Expenses, as provided in the Lease through the expiration of the Lease Term.
4.
Tenant Right to Terminate. Any time after January 1, 2024, Tenant shall have the right, subject to the provisions of this Section 4, to terminate the Lease with respect to the entire Premises only (“Tenant’s Termination Right”), so long as Tenant delivers to Landlord a written notice (“Tenant’s Termination Notice”) of its election to exercise Tenant’s Termination Right. For the avoidance of doubt, Tenant may deliver Tenant’s Termination Notice as early as November 1, 2023. Tenant’s Termination Notice shall identify the date on which Tenant desires to terminate the Lease (“Early Termination Date”) which Early Termination Date shall in no event be less than 60 days after Tenant’s delivery to Landlord of Tenant’s Termination Notice. If Tenant timely and properly exercises Tenant’s Termination Right, Tenant shall voluntarily surrender the Premises on or before the Early Termination Date in the condition which Tenant is required to surrender the Premises as of the expiration of the Lease. From and after the Early Termination Date, Tenant shall have no further rights with respect to the Premises. Notwithstanding the foregoing, those provisions of the Lease which, by their terms, survive the termination of the Lease shall survive the surrender of the Premises and termination of the Lease as provided herein. Nothing herein shall excuse Tenant from its obligations under the Lease prior to the Early Termination Date.
5.
OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
6.
Miscellaneous.
a.
This Sixth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Sixth Amendment may be amended only by an agreement in writing, signed by the parties hereto.
b.
This Sixth Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective agents and assigns.
c.
This Sixth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Sixth Amendment attached thereto.
d.
Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Sixth Amendment and that no Broker brought about this transaction, other than Jones Lang Lasalle. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Jones Lang Lasalle, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Sixth Amendment.
e.
Except as amended and/or modified by this Sixth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Sixth Amendment. In the event of any conflict between the provisions of this Sixth Amendment and the provisions of the Lease, the provisions of this Sixth Amendment shall prevail. Whether or not specifically amended by this Sixth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Sixth Amendment.
f.
Tenant acknowledges that Landlord’s business operations are proprietary to Landlord. Absent prior written consent from Landlord, Tenant shall hold confidential and will not disclose to third parties, and shall require Tenant Parties to hold confidential and not disclose to third parties, information concerning Landlord’s business operations, including but not limited to, information regarding the systems, controls, equipment, programming, vendors, tenants, and specialized amenities of Landlord.

[Signatures are on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment as of the day and year first above written.

LANDLORD: ARE-480 ARSENAL STREET, LLC,

a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

By: ARE-QRS CORP.,

a Maryland Corporation,

general partner

By: /s/ Scott Sherwood

Its: VP – Real Estate Legal Affairs

TENANT: LYRA THERAPEUTICS, INC.,

a Delaware corporation

By: /s/ Maria Palasis
Name: Maria Palasis
Title: CEO

X I hereby certify that the signature, name, and title
above are my signature, name and title.